Exhibit 99.1

SecurityMatters B.V. Financial Statements December 31, 2017

SecurityMatters B.V.
Table of Contents
December 31, 2017

Independent Auditors' Report
Board of Directors and Shareholders
SecurityMatters B.V.
We have audited the accompanying financial statements of SecurityMatters B.V. (the "Company"), which comprise the statement of financial position as of December 31, 2017, and the related statements of profit and loss, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion
As disclosed in Note 2 to the financial statements, International Financial Reporting Standards as issued by the International Accounting Standards Board requires that financial statements be presented with comparative financial information. The accompanying financial statements have been prepared as of and for the year ended December 31, 2017 solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X of the US Securities and Exchange Commission ("Rule 3.05"). Accordingly no comparative financial information is presented.

Qualified Opinion
In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of SecurityMatters B.V. as of December 31, 2017, and the results of its operations, changes in equity, and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
January 14, 2019

SecurityMatters B.V.
Statement of Profit and Loss
Year Ended December 31, 2017
(Expressed in thousands of Euro)

	Notes

Sales	4	4,672

Cost of Sales		225
Gross profit		4,447

Research and development expenses		471
Sales and marketing expenses		2,687
General and administrative expenses		1,260
Total expenditures		4,418

Profit from operations		29

Finance Income and Expenses	8	(121)

Loss before taxation		(92)

Income Tax	9	0
Net Loss		(92)

See notes to financial statement

SecurityMatters B.V.
Statement of Financial Position
As of December 31, 2017
(Expressed in thousands of Euro)

	Notes

Assets
Non-Current Assets
Intangible assets	11	84
Property, plant and equipment	12	166
Other non-current asset	13	20
Total non-current assets		270

Current Assets
Accounts receivable	14	3,328
Other current assets	15	256
Cash and cash equivalents	16	2,675
Total current assets		6,259
Total assets		6,529

Liabilities and Equity
Equity	17
Share capital		26
Share premium reserve		4,655
Retained earnings		180
Total equity		4,861

Non-Current Liabilities
Debt and financing	18	—

Total non-current liabilities		—

Current Liabilities
Debt and financing	18	190
Accounts payable	19	133
Other current liabilities	20	1,345
Total current liabilities		1,668
Total liabilities		1,668
Total equity and liabilities		6,529

See notes to financial statement

SecurityMatters B.V.
Statement of Cash Flows
Year Ended December 31, 2017
(Expressed in thousands of Euro)

Net Loss	(92)
Noncash items in net loss:
Depreciation and amortization	60
Employee stock options	83

Change in assets and liabilities: Increase in non-current assets	(6)
Increase in accounts receivable	(2,026)
Increase in other current assets	(112)
Increase in accounts payable	47
Increase in other current liabilities	797
Net cash flows used in operating activities	(1,249)

Purchase of intangible assets	(27)
Purchase of property, plant and equipment	(141)
Net cash flows used in investing activities	(168)

Payments of debt and financing	(265)
Net cash flows used in financing activities	(265)

Net decrease in cash and cash equivalents	(1,682)
Cash and Cash Equivalents, at the Beginning of Year	4,357
Net decrease in cash and cash equivalents	(1,682)
Cash and Cash Equivalents, at the End of Year	2,675

See notes to financial statement

SecurityMatters B.V.
Statement of Changes in Equity
Year Ended December 31, 2017
(Expressed in thousands of Euro)

	Share	Share Premium	Retained	Total
	Capital	Reserve	Earnings	Equity
As at December 31, 2016	26	4,655	189	4,870
Employee stock option plan	0	0	83	83
Net loss	0	0	(92)	(92)
As at December 31, 2017	26	4,655	180	4,861

See notes to financial statement

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

1.	Foundation and Activity of the Company
SecurityMatters B.V. (the "Company") has been incorporated on December 9, 2009 with the Chamber of Commerce registration number 08514012 and has its legal seat in Eindhoven, the Netherlands. The address of its registered office is De Zaale 11, 5612 AJ Eindhoven, the Netherlands.
The Company engages in industrial cyber security. SecurityMatters B.V. develops a solution - SilentDefense - to address domain specific threats and needs. SilentDefense is the most advanced and mature OT network monitoring and intelligence platform.
SecurityMatters B.V. is a subsidiary of SecurityMatters Holding B.V. (“Parent company”), the Netherlands. Approximately 69% of the outstanding shares of the Company are owned by this holding. The remaining shares are held by four Venture Capitalists (approximately 27% of total share capital - which represents 100% of the preference shares) and others (e.g. employees) (4%).
According to the articles of association of the Company, the fiscal year ends as at December 31.
These financial statements of SecurityMatters B.V. are approved by the management board for issue on January 14, 2019.

2.	Summary of Significant Accounting Policies
A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statement follows:
Basis of Preparation
The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IFRS-IASB”) except for the exclusion of comparative figures for the prior year required by IAS 1 "presentation of financial statements". The purpose of these financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and since they do not present comparative financial statements they are not in compliance with IAS 1.
The financial statements have been prepared under the historical cost convention except for certain financial instruments.
All amounts in the financial statements and disclosure notes are expressed in thousands of euros unless otherwise stated.
The preparation of financial statements in conformity with IFRS-IASB requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the companies' accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Going Concern
In the opinion of the management, the Company is able to operate as a going concern, as it is able to fulfil its obligations towards third party creditors on an on-going basis, as well as to support the normal operational activities as necessary.
For 2018, an aggressive expansion of the activities is planned. If the planned growth will substantiate this will result in a significant increase in the required working capital needs. In that case the Company may consider a new financing round (either debt or equity) to fund the working capital needs.
Application of New and Revised IFRS
Standards, Amendments and Interpretations Issued But Not Yet Effective as at December 31, 2017
Standards issued but not yet effective up to December 31, 2017 are listed below. This listing is of standards and interpretations issued, which the Company reasonably expects to be applicable at a future date. The Company intends to adopt these standards when they become effective. As at December 31, 2017, the following financial reporting standards were issued by the International Accounting Standards Board but were not yet effective:

New and Amended Standards	Effective for Accounting Periods Beginning On or After

Standards
IFRS 9 Financial Instruments (2014)	1 January 2018
IFRS 15 Revenue from Contracts with Customers	1 January 2018
IFRS 16 Leases	1 January 2019
IFRS 17 Insurance contracts	1 January 2021

Amendments
Amendments to IFRS 2: Classification and Measurement of Share-based payment transactions	1 January 2018
Annual Improvements to IFRS Standards 2014-2016 Cycle	1 January 2018
Amendments to IAS 40: Transfers of Investment Property	1 January 2018
Amendments to IFRS 9: Prepayment features with Negative Compensation	1 January 2019
Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures	1 January 2019
Annual Improvements to IFRS Standards 2015-2017 Cycle	1 January 2019

The Board of Directors expects that the adoption of these financial reporting standards, except for the impact of IFRS 15, Revenue from Contracts with Customers and IFRS 16,

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Leases, will not have a material effect on the financial statements of the Company in future periods.
The Company adopted IFRS 15 subsequent to December 31, 2017 and the impact was expected to result in a reduction of equity of approximately EUR 2,872 (in thousands) at December 31, 2017.
The Company is evaluating the impact that IFRS 16 will have on the financial statements.
Revenue Recognition
Revenues from perpetual license fees for standard content are recognized as revenues upon delivery to the customer. Revenues from subscription license fees are recognized on a straight-line basis during the subscription period.
Maintenance and post customer support, when stated separately, is recognized on a straight-line basis over the maintenance term.
When contracts separately state the license and maintenance/post customer support fees, each element is recognized based on its contractual amount. Generally, the stated maintenance period starts one year after the recognition of the perpetual license.
Government Grants
The Company received Government grants from the local and European government to support research activities with regards to cyber security and other themes.
Government grants are recognized as a reduction to expenditures in the profit and loss statement only if there is reasonable assurance that the Company will comply with the conditions attached to the grants and that it is probable that the grants will be received.
Government grants are recognized in the profit and loss in the same period as the recognition of the expenses which the grants are intended to compensate (most significant part of the Government grants are linked to the hours spent).
No other forms of government support have been received.
Finance Income and Expense
Finance income and expense comprises interest payable on borrowings calculated using the effective interest rate method, interest receivable on funds invested and foreign exchange gains and losses.
Interest income is recognized in the income statement as it accrues, taking into account the effective yield on the asset.
Income Tax
Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognized in the income statement except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.
Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.
A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the temporary difference or unused tax losses/credits can be utilized. If the Company has a history of recent losses, the Company recognizes a deferred tax asset arising from unused tax losses only to the extent that the Company has sufficient taxable temporary differences or there is convincing other evidence that sufficient taxable profit will be available. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.
Intangible Assets
Intangible assets acquired separately are initially recognized at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization.
Intangible assets are amortized over their estimated useful economic lives using the straight-line method. The Company does not have any intangible assets with an indefinite life. Patents are amortized over 5 years.
Property, Plant and Equipment
Owned Assets
Office equipment and other assets held for use in the production and for administrative purposes are recorded at historical cost or deemed cost, equal to the fair value as at the date of the acquisition.
After initial recognition, the office equipment and other assets shall be carried at cost less accumulated depreciation and any accumulated impairment losses.
Where an item of property, plant and equipment comprises major components having different useful lives, they are accounted for as separate items of property, plant and equipment.
Subsequent Expenditure
Expenditure incurred to replace a component of an item of property, plant and equipment that is accounted for separately is capitalized. Other subsequent expenditure is capitalized if it is probable that the future economic benefits embodied with the item will flow to the Company and the cost of the item can be measured reliably. All other expenditure is recognized in the income statement as an expense as incurred.
Depreciation

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Depreciation is on straight-line basis over the estimated useful lives of the asset items of property, plant and equipment, and major components that are accounted for separately. The estimated useful life of office equipment and other assets is 5 years.
The residual values, estimated useful lives and depreciation methods of each items of property, plant and equipment are reassessed annually.
Financial Assets
Deposits (other receivables) are initially stated at fair value and subsequently measured at amortized cost less impairment losses.
Trade and Other Receivables
Trade and other receivables are initially stated at fair value and subsequently measured at amortized cost less impairment losses.
Cash and Cash Equivalents
Cash and cash equivalents comprise cash balances and savings accounts.
Impairment
The carrying amounts of the Company's property, plant and equipment and intangible assets are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset's recoverable amount is estimated. An impairment loss is recognized whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognized in the income statement.
There were no indications of impairment as of December 31, 2017.
Equity
Ordinary, preferred and non-voting shares are classified as shareholders' equity. External costs that can be attributed directly to the issuance of new shares are deducted from the share premium reserve.
Borrowings
Borrowings are recognized initially at fair value, less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between cost and redemption value being recognized in the income statement over the period of the borrowings on an effective interest basis.
Trade and Other Payables
Trade and other payables are initially stated at fair value and subsequently measured at their amortized cost using the effective interest method where the effect of the passage of time is material.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Research and Development
Research and development expenses consist of the cost for the development of new products and services, salaries and related benefits of product development personnel, prototype products and expenses related to the development of new products.
The most significant part of the research and development cost are related to staff expenditures of the research and development department whereby it is not possible to allocate the specific cost to a specific project as the registration of these costs is on a lump-sum basis. As a result, the measurement of these costs attributable to a specific intangible is not possible and the costs have been expensed in accordance with IFRS.
Employee Benefits
Retirement Benefit Costs
The Company does not offer a pension scheme to its employees.
Employee Stock Options
SecurityMatters B.V., at its discretion, offers a stock option plan to a group of employees.
The fair value of the share options expected to vest is accounted for as expenditures on a straight-line basis over the vesting period, with a corresponding addition to shareholders' equity. The fair value of the options is calculated at the grant date using the Black Scholes model and taking into account the specific conditions of the option plan.
The recognition is based on the best estimate of the number of share option rights expected to vest. If subsequent information indicates that the number of share options rights expected to vest differs from the previous period the estimate shall be revised.
Short-Term and Other Long-Term Employee Benefits
A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.
Liabilities recognized in respect to short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.
Liabilities recognized in respect to other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Company in respect to services provided by employees up to the reporting date.
Fair Value Estimation
Estimated fair value disclosures of financial instruments are made in accordance with the requirements of IFRS 7, Financial Instruments: Disclosure. Fair value is defined as the amount at which the instrument could be exchanged in a current transaction between knowledgeable willing parties in an arm's length transaction, other than in forced or liquidation sale. As no

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

readily available market exists for a large part of the Company's financial instruments, judgment is necessary in arriving at fair value, based on current economic conditions and specific risks attributable to the instrument. The estimates presented herein are not necessarily indicative of the amounts the Company could realize in a market exchange from the sale of its full holdings of a particular instrument.
The following summarizes the major methods and assumptions used in estimating the fair values of financial instruments.
Interest-Bearing Borrowings
Fair value is calculated based on discounted expected future principal and interest cash flows. The carrying amount of the Company's loans due after one year is also considered as reasonable estimate of their fair values as the nominal interest rates on the loans due after one year are considered to be a reasonable approximation of the fair market rate with reference to loans with similar credit risk level and maturity period at the reporting date.
Trade and Other Receivables / Payables
Receivables / payables typically have a remaining life of less than one year and receivables are adjusted for impairment losses. Therefore, the carrying amounts for these assets and liabilities are deemed to approximate their fair values, as the allowance for estimated irrecoverable amounts is considered a reasonable estimate of the discount required to reflect the impact of credit risk.
Other Non-Current Assets
Other non-current assets are regularly reviewed and adjusted for impairment losses. Therefore, management considers the carrying amount of these assets to approximate fair value.
Leasing
Leases are classified as finance leases when according to the terms of lease the lessee assumes all principal risks and rewards incident to ownership of the leased equipment. Other leases are classified as operating leases.
Assets held under finance lease are initially recognized as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation.
Lease payments are apportioned between finance expenses and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance expenses are recognized immediately in the profit or loss.
Expenses associated with operating leases are accrued on a straight-line basis and recorded in the income statement over the lease term.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Statement of Cash Flows
The statement of cash flows has been prepared using the indirect method. Under the indirect method, the cash flow is determined by adjusting net loss for the effects of:

•	changes during the period in operating receivables and payables;

•	non-cash items such as depreciation and provisions;

•	all other items for which the cash effects are investing or financing cash flows.
Investing and financing transactions that do not require the use of cash (e.g. finance lease) are excluded from the cash flow statements.

3.	Accounting Estimates and Judgements
Due to the nature of the Company's operations, critical accounting estimates and judgements principally relate to the:

•	Revenue recognition;

•	Intangible assets (estimated useful life);

•	Property, plant and equipment (estimated useful life);

•	Provision for doubtful debts.
With regards to the revenue recognition, especially deferred income, management of the Company makes assumptions about the element by element split per contract (perpetual subscription license, maintenance and professional services) and the current status of the contract per balance sheet date. Further, management has to estimate the current status of each subsidy projects based on the applicable terms and conditions.
The management of the Company makes assumptions about the estimated useful lives, depreciation methods or residual values of items of patents and office equipment.

The assumptions made are based on past experiences and information currently available.
Furthermore, the Company's management believes that the net carrying amount of trade receivables is recoverable based on their past experience in the market and their assessment of the credit worthiness of debtors at December 31, 2017. Such estimates are inherently imprecise and there may be additional information about one or more debtors that the Company's management are not aware of, which could significantly affect their estimations.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

4.	Sales
Summary sales per region based on the location of the customer:

Expressed in Thousands of Euro

United States of America	3,272
European Union	1,397
Asia	3

Total	4,672

5.	Government Grants

Expressed in Thousands of Euro

Project subsidies	164
WBSO*	112

Total	276

The above amounts are included as a reduction to research and development expenses on the statement of profit and loss.

* WBSO is the Dutch acronym for “Wet Bevordering Speur- en Ontwikkelingswerk”, meaning the Dutch Research and Development Act.

6.	Employee Benefit Expenses
Employee benefit expenses consist of:

Expressed in Thousands of Euro

Wages and salaries	1,162
Employee stock options	83
Social security	164

Total	1,409

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Employee benefit expenses have been classified on the statement of profit and loss as follows:

Expressed in Thousands of Euro

Cost of sales	218
Research and development	687
Sales and marketing expenses	303
General and administrative expenses	201

Total	1,409

7.	Depreciation and Amortization

Expressed in Thousands of Euro

Amortization of intangible assets	33
Depreciation of property, plant and equipment	27

Total	60

The above depreciation and amortization expenses are included in research and development expenses on the statement of profit and loss.

8.	Financial Income and Expense

Expressed in Thousands of Euro

Interest income	-
Interest expense	19
Foreign exchange rate losses	102

Total	121

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

9.	Unrecognized Deferred Tax Assets
Deferred tax assets have not been recognized in respect to tax losses because it is not probable that future taxable profit will be available against which the Company can use the benefits therefrom. Tax losses can be offset against future taxable profits in the subsequent 9 years and these losses will expire beginning in 2024.

Gross Amount	Tax Effect
(Expressed in Thousands of Euro)

Tax losses	537	97

10.	Share Based Payments
SecurityMatters B.V. has a share option scheme for a group of employees.
As at December 31, 2017, 7,410 option rights were granted to obtain an equal number of non-voting common shares.

Number of granted option rights:
Balance at January 1, 2017	2,750
Granted option rights	4,660
Balance at December 31, 2017	7,410
Option rights granted to employees are subject to vesting conditions (a period of time) and good leaver and bad leaver provisions. Only vested option rights can be exercised against EUR 0.10 (granted before or in 2016) or EUR 45 (granted in 2017 and subsequent period) at the time when an exercise event occurs (settlement in equity). Option rights granted vest after 18 months (37.5%) and 48 months (62.5%) or on a quarterly basis for employees who joined prior to January 1, 2015. The options do have an indefinite life.
As at December 31, 2017, no options have been exercised, expired or forfeited and no options are exercisable. The fair value of the option, calculated using the Black Scholes model and the assumption no employees will leave the Company during the vesting period, expected to vest are recognized as part of the employee benefits for an amount of EUR 83 (in thousands) for the year ended December 31, 2017.
The Company estimated the fair value of options granted to be EUR 112.14 as of December 31, 2017 using the Black Scholes option pricing model with the following weighted-average assumptions:

Fair value per common share	EUR 68.11 - 145.40
Volatility	70.00%
Average risk-free rate	0.71 - 0.74%
Dividend yield	0.00%
Expected term (years)	4.00

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

11.	Intangible Assets

Patents	Total
(Expressed in Thousands of Euro)

Cost:
Balance at January 1, 2017	153	153
Additions	27	27

Balance at December 31, 2017	180	180

Accumulated amortization:
Balance at January 1, 2017	63	63
Amortization for the year	33	33

Balance at December 31, 2017	96	96

Net balance at December 31, 2017	84	84

12.	Property, Plant and Equipment

Computer and Office Equipment	Total
(Expressed in Thousands of Euro)

Cost:
Balance at January 1, 2017	91	91
Additions	141	141

Balance at December 31, 2017	232	232

Accumulated depreciation:
Balance at January 1, 2017	39	39
Depreciation for the year	27	27

Balance at December 31, 2017	66	66

Net balance at December 31, 2017	166	166

Property, plant and equipment serve as collateral for the financing agreement in Note 18.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

13.	Other Non-Current Asset
Other Non-Current Assets consist solely of deposits.

Expressed in Thousands of Euro

Balance at January 1, 2017	14
Additional deposit	6

Balance at December 31, 2017	20

14.	Accounts Receivable

Expressed in Thousands of Euro

Trade receivables	1,179
Parent company	37
U.S. distribution agent	2,112

3,328

Provision for impairment accounts receivable	-

Total	3,328

The management of the Company considers that the carrying amount of accounts receivable approximates to their fair value.
The accounts receivable serve as collateral for the financing agreement in Note 18.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

15.	Other Current Assets

Expressed in Thousands of Euro

Value added tax, foreign countries	11
Government grants	87
Income to invoice	83
Prepayments	74
Other accounts receivable	1
Total	256

The management of the Company considers that the carrying amount of other current assets approximates to their fair value.

16.	Cash and Cash Equivalents

Expressed in Thousands of Euro

Savings account	1,800
Current accounts	875

Total	2,675

The funds on the savings account are available after a 31 days waiting period.

17.	Equity
Issued and Paid-up Capital
As at December 31, 2017, the Company's issued and paid up share capital comprises:

•	180,000 common shares of EUR 0.10 each;

•	69,350 preference class A shares of EUR 0.10 each ;

•	11,490 shares without voting right of EUR 0.10 each.
Every common share gives right to one vote.
The Company is in its growth phase and dividend distributions may strain its growth capacity and; therefore, the Company has no recent history of dividend distributions.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Preference Class A Shares
In accordance with the articles of association class A shares do have preference, in case of an Exit Event. In case of an Exit Event, each class A shareholder shall receive a preference amount, in proportion to the paid-up nominal value of its class A shares, equaling the higher of:

•	200% of its respective Investment Amount;

•	Such percentage of the proceeds corresponding to its respective portion of the relevant nominal share capital of the Company (all shares deemed to be common shares).
Finally, the remaining proceeds will be allocated to the holders of common shares and non-voting shares in proportion to the number of common shares and non-voting shares.

18.	Debt and Financing

Expressed in Thousands of Euro

Debt and financing due after more than one year	-
Debt and financing due within one year	190

Total debt and financing	190

The management of the Company considers that the carrying amount of non-current and current financial liabilities approximates to their fair value.
Debt and Financing Due after More than One Year

Expressed in Thousands of Euro

Bank financing	199
Prepaid fees	(9)

Total non-current debt and financing	190

Less portion payable within one years	(190)

Total debt and financing due after more than one year	-

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Bank Financing
General
The Company entered into three (pledged) loan agreements with ABN-Amro Bank N.V.
Repayment
The repayment schedule is as follows:

Expressed in Thousands of Euro

< 1 year	190
1 - 5 years	-
> 5 years	-
Borrowing from ABN-Amro	190

Interest
The interest on the loans is fixed in the range 3.1% and 4.5%.
Securities
The loan agreement was secured by:

•	Guarantees of EUR 50 (in thousands) provided by Mr. D. Bolzoni, Mr. E. Zambon and Mr. S. Etalle;

•	Joint and several liability of SecurityMatters Holding B.V.;

•	Lien on inventories, equipment and receivables.
Debt and Financing Due Within One Year

Expressed in Thousands of Euro

Bank financing	-
Portion of non-current debt payable within one year	190
Total debt and financing due within one year	190

ABN-Amro Bank N.V., Credit Facility
The bank provided the Company with an overdraft facility of EUR 390 (in thousands). The facility will be reduced with EUR 25 (in thousands) per quarter starting July 1, 2017 for a period of two years. Subsequently, the facility will be reduced with EUR 10 (in thousands) per quarter starting July 1, 2020. The interest is equal to the ABN-Euro Basisrente with a minimum of 3.55% per annum plus a mark-up of 1.5%.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

19.	Accounts Payable
The management of the Company considers that the carrying amount of accounts payable approximates to their fair value.

20.	Other Current Liabilities

Expressed in Thousands of Euro

Value added tax	10
Wage tax	64
Deferred income	867
Employee benefits payable	128
Sales expenditures	258
Other accruals	18
Total	1,345

21.	Transactions with Related Parties

Expenses During the Year Ended	Receivable Balances as at
December 31, 2017
(Expressed in Thousands of Euro)

Management fee	(a)	287	-

Receivable from Parent company	(b)	-	37

Compensation of key management personnel:
Short-term employee benefits		232	-
Share-based payment expenses		5	-

(a)
The shareholders of the Parent company consist of three personal holding companies, who provide management services to the Company and were paid management fees. Each of the three personal holding companies are owned by each of the three founders of the Company, respectively.

(b)
As of December 31, 2017, the Company had a receivable due from the Parent company relating to tax refunds the Parent company collected on behalf of the Company. The receivable has been collected in full by June 30, 2018.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Guarantees
With regards to the credit facility available to the Company, guarantees are provided by the founders of the Company for a total amount of EUR 150 (in thousands).
In addition, the Parent company is jointly and several liable for the credit facility provided to the Company.

22.	Revenues by Geographic Region
The Company’s revenues by geographic region are as follows:

Expressed in Thousands of Euro

United States of America	3,272
Netherlands	902
European Union less than 10% of revenue by country	495
Asia less than 10% of revenue by country	3

23.	Financial Risk Management
In the ordinary course of business, the Company is exposed to a different extent to a variety of financial risks: capital risk, foreign currency risk, interest rate risk, liquidity risk, price risk and credit risk.
Within SecurityMatters B.V. financial instruments and derivatives are not used to hedge the exposure associated with these factors.
Capital Risk Management
The Company manages its capital to ensure that the Company entities will be able to continue as a going concern while maximizing the return to the equity holders through optimization of the debt to equity balance. The management of the Company reviews the capital structure on a regular basis.
Based on the results of this review, the Company takes steps to balance its overall capital structure through the issuance of new shares, payment of dividends, issuance of new debt or the redemption of existing debt liabilities. One of the results of the most recent review was the issuance of new shares in previous year, resulting in four venture capitalists joining the Company as shareholders. The shareholders provided the Company with significant funds to support further growth and increased the liquidity level.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

Major Categories of Financial Instruments
The Company's principal financial liabilities comprise loans and borrowings, trade and other accounts payable and accruals. The main purpose of these financial instruments is to finance the Company's operations. The Company has various financial assets such as trade and other accounts receivable, cash and cash equivalents.

Expressed in Thousands of Euro

Financial Assets
Cash and cash equivalents	2,675
Accounts receivables	3,328
Other current assets	256
Current	6,259

Other non-current assets	20
Total	6,279

Financial Liabilities (short-term)
Debt financing	190
Accounts payables	133
Other current liabilities	1,345
Current	1,668

Financial Liabilities (long-term)
Debt and financing (excl. prepaid fees)	-
Total	1,668

Total liquidity	4,611

Foreign Currency Risk
Currency risk is the risk that the financial results of the Company will be adversely impacted by changes in exchange rates to which the Company is exposed. The Company undertakes significant amount of transactions denominated in foreign currencies, mainly US Dollar (“USD”).
The Company does have limited natural hedges in place whereby a part of the regular business transactions (sales and purchases) are settled in the same currency. The Company does not use any derivative instruments to manage foreign currency risk exposures. Also, management currently does not have any intention to limit the risk exposure, as management is in the opinion there is no necessity to cover this risk.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

The carrying amount of the Company's monetary assets and liabilities denominated in currencies other than the EUR was as follows as of December 31, 2017:

Expressed in Thousands of Euro	USD Amount (in %)

Financial Assets
Cash and cash equivalents	2,675	-%
Accounts receivables	3,328	60-65
Other current assets	256	-
Current	6,259	30-35

Other non-current financial assets	20	-
Total	6,279	30-35%

Financial Liabilities (short-term)
Current financial liabilities	190	-%
Accounts payables	133	-
Other current liabilities	1,345	45-50
Current	1,668	35-40

Financial Liabilities (long-term)
Interest bearing loans (excl. prepaid fees)	-	-
Total	1,668	35-40%

A 10% change in the EUR – USD exchange rate would result in a EUR 159 (in thousands) impact to the statement of profit and loss.
Interest Rate Risk
Interest rate risk is the risk that changes in interest rates will adversely impact the financial results of the Company. The Company works with fix interest rates until the maturity date of the long-term loans. As a result, the interest risk is managed and rather limited.
The interest on the overdraft facility is variable and the interest risk is not hedged. Given the current cash position, the Company does not use the facility. Also, the overdraft facility is limited to EUR 390 (in thousands) and therefore the interest risk is rather limited. An increase of interest rates on the overdraft facility by 1% will only result in EUR 4 (in thousands) additional cost assuming the maximum facility has been used.
Limitations of Sensitivity Analysis
The table on the previous page demonstrates the effect of a change in a key assumption while other assumptions remain unchanged. In reality, there is a correlation between the assumptions and other factors.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

It should also be noted that these sensitivities are non-linear, and larger or smaller impacts should not be interpolated or extrapolated from these results. The sensitivity analysis does not take into consideration that the Company's assets and liabilities are actively managed.
Additionally, the financial position of the Company may vary at the time that any actual market movement occurs. Other limitations in the above sensitivity analyses include the use of hypothetical market movements to demonstrate potential risk that only represent the Company's view of possible near-term market changes that cannot be predicted with any certainty; and the assumption that all interest rates move in an identical fashion.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to settle all liabilities as they become due. The Company's liquidity position is carefully monitored and managed. The Company has a significant cash position (EUR 2,675) (in thousands) available to meet its payment obligations. For 2018, further and aggressive expansion of the activities is planned. If the planned growth will substantiate this will result in a significant increase in the required working capital needs. In that case the Company may consider a new financing round to fund (either debt or equity) the working capital needs.
The following table provides details of the remaining contractual maturity of the Company's financial liabilities. It has been drawn up based on the undiscounted cash flows and the earliest date on which the Company can be required to pay. The table includes only principal cash flows.

(Expressed in thousands of Euro)	0 to 1 Year	1 to 2 Years	2 to 5 Years	More than 5 Years	Total

December 31, 2017
Bank financing	190	-	-	-	190
Accounts payable	133	-	-	-	133
Other current liabilities	1,345	-	-	-	1,345

Total	1,668	-	-	-	1,668

Price Risk
The interest on the interest bearing loans is fixed. Given the remaining duration, the price risk is limited on these financial instruments.
The Company does not own any investments in the form of equity interests in other companies.
Credit Risk
Credit risk is the risk that a customer may default or not meet its obligations to the Company on a timely basis, leading to financial losses by the Company.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

The management has a credit policy in place and the exposure to credit risk is monitored on an on-going basis. Credit evaluations are performed on all customers requiring credit over a certain amount.
Investments are made only in bank deposits with counterparties that have a high credit rating. Given their high credit rating, the management does not expect any investment counterparty to fail to meet their obligations.
No transactions involving derivative financial instruments are made.
At the balance sheet date there was a significant concentration of credit risk, with regards to the agent in the United States of America. The outstanding amount as at December 31, 2017 was EUR 2,112 (in thousands). This amount was collected in full as of the issue date of these financial statements.
The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet.
The balances of trade accounts receivable were as follows as of December 31, 2017:

Expressed in Thousands of Euro

Trade accounts receivable	1,179
Less allowance for estimated irrecoverable amounts	-

Total	1,179

The average credit period for the Company's customers is 30 - 90 days. Interest is never charged on overdue trade accounts receivables.
Included in the Company's trade accounts receivable balance are debtors with a carrying amount of EUR 286 (in thousands), which are past due at the respective reporting date and which the Company still considers recoverable. Till the authorized for issue date of these financial statements parties settled the full amounts outstanding.

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

The analysis of outstanding trade accounts receivable was as follows:

Expressed in Thousands of Euro

Not past due	893
1 to 30 days	16
31 to 60 days	-
61 to 90 days	-
91 to 120 days	-
> 120 Days	270

1,179

Less allowance for estimated irrecoverable amounts	-

Total	1,179

The entire EUR 1,179 (in thousands) has been collected in full as of the issue date of these financial statements.

24.	Contingent Liabilities
Operating lease commitments
The Company is a lessee in operating lease agreements.
The operating lease commitments are as follows:

(Expressed in thousands of Euro)	Office	Cars	Total

< 1 year	140	7	147
1 - 5 years	482	2	484
> 5 years	103	-	103

Total	725	9	734

SecurityMatters B.V.
Notes to Financial Statements
December 31, 2017

25.	Subsequent Events
Credit Facility
As of July 17, 2018, the Company entered into a credit facility agreement amounting to
EUR 500 (in thousands).
Changes in Company Structure

Since May 22, 2018, SecurityMatters B.V. is the sole subscriber in the newly incorporated and wholly owned subsidiary SecurityMatters Americas, Inc. SecurityMatters Americas, Inc. had limited activity through November 6, 2018.
Share Purchase Agreement

On November 6, 2018, the Company entered into a share purchase agreement to be acquired by ForeScout Technologies, Inc. (“ForeScout”). Under the terms of the share purchase agreement, Forescout paid USD 113,250,000 in cash, subject to certain customary closing adjustments, in exchange for all of the capital stock, options and other rights to acquire or receive capital stock of the Company. The acquisition has been completed as of the release date of these financial statements and as a result, the Company has become a wholly owned subsidiary of ForeScout.